Exhibit 11


                                   The Great-West Life Assurance Company
                                               Winnipeg, Canada



The Great-West Life Assurance Company and                     October 31, 1968
The Variable Annuity Account Committee of Great-West Variable Annuity Account A 60 Osborne Street N.
Winnipeg, Manitoba

Gentlemen:

In my capacity as Assistant Legal Officer of The Great-West Life Assurance Company, (the "Assurance Company"), I have acted as counsel for the Assurance Company in connection with the establishment of Great-West Variable Annuity
Account A ("Variable Annuity Account A"), a separate and distinct fund established by the Assurance Company in accordance with Section 81 of the Canadian and British Insurance Companies Act. I have also participated in the preparation of the Registration Statement on Form S-5 (SEC File No. 2-29033) filed by the Assurance Company and Variable Annuity Account A with the Securities and Exchange Commission under the Securities Act of 1933 and amendments thereto (the "registration statement"), with respect to group variable annuity contracts ("group contracts"). In so acting, I have made such examination of the law and examined such records and documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. I am of the following opinion:

1.      The Assurance Company is a valid and subsisiting Canadian Corporation.

2. Variable Annuity Account A is a separate and distinct fund validly established and maintained by the Assurance Company in accordance with the provisions of the Canadian and British Insurance Companies Act.

3. All of the prescribed corporate procedures for the issuance of the group contract have been followed, and, when such contracts are issued in accordance with the prospectus contained in the registration statement, all applicable requirements of Canadian law and all applicable requirements of laws of states of the United States of America in which the Assurance Company is licensed to transact business relating to such group contracts, will have been complied with.

You may use this opinion or a copy thereof as an exhibit to the registration statement, and you may use my name under the caption "Legal Opinion" in the prospectus.


                                                          Yours very truly

                                                          /s/ D. Bjarnason
                                                       Assistant Legal Officer